UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 7, 2008

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[X]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On July 7, 2008, Franklin Covey Co. (the Company) announced that it completed its previously announced sale of substantially all of the assets of its Consumer Solutions Business Unit (CSBU) to Franklin Covey Products, LLC.  Franklin Covey Products, LLC, which is controlled by Peterson Partners, a private equity firm, purchased the CSBU assets for $32.0 million in cash subject to adjustments for net working capital.  The Company invested $1.755 million to purchase a 19.5% voting interest in the new company and made a $1.0 million preferred capital contribution with a 10 percent priority return.  The Company also has the opportunity to earn contingent license fees as Franklin Covey Products, LLC achieves certain performance objectives.

The Company currently intends to utilize the net sale proceeds to repurchase shares of its common stock pursuant to a Dutch auction tender offer, which it anticipates will commence in the fourth quarter of fiscal 2008.

A copy of the press release announcing the completion of the sale is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01                      Other Events

On July 7, 2008, the Company also announced that it will host a discussion for shareholders and the financial community to review its financial results for the fiscal quarter and three quarters ended May 31, 2008, the recent sale of the CSBU assets, and to the extent applicable, the proposed self tender offer.  The discussion is scheduled to be held on Friday, July 11, 2008 at 11:00 a.m. Eastern Daylight time (9:00 a.m. Mountain Daylight time).

Interested persons can participate by calling 1-888-396-2356, access code: 88095150 and by logging on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=1895357.

A copy of the associated press release is attached as exhibit 99.1 to this current report on Form 8-K.

FORWARD LOOKING STATEMENTS

This current report and the exhibits furnished herewith contain forward-looking statements related to, among other things, a proposed tender offer.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the Company may decide, for any number of reasons, not to pursue the tender offer, the conditions to any such tender offer may not be satisfied, market conditions and the price of the Company’s stock may not be favorable, general economic conditions, the Company’s cash needs, shareholders may not tender shares in response to the offer in sufficient numbers to make the tender offer advisable, and other risks and uncertainties outlined in the Company’s documents filed with the SEC, including the Company’s most recent annual report on Form 10-K for the fiscal year ended August 31, 2007 as filed with the Securities and Exchange Commission.  All forward-looking statements and other information in this current report are based upon information available as of the date of this report.  Such information may change or become invalid after the date of this report, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this report, except as required by law.

TENDER OFFER STATEMENT

This communication is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares.  The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which would be mailed to shareholders promptly following commencement of the offer.  Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information.  Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by Franklin Covey Co. with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.  When available, shareholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer.

Item 9.01                   Financial Statements and Exhibits

(d)	Exhibits:
99.1	Press release announcing the completion of the sale of the Consumer Solutions Business Unit and Investor Webinar, dated July 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	July 7, 2008	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer